BOARD OF DIRECTORS Jim W. Mogg, Chairman of the Board, Past Chairman of DCP Midstream Partners William F. Owens, Former Governor of Colorado Edmund P. Segner, Past President and Chief of Staff of EOG Resources, Inc. Randy I. Stein, Tax, Accounting and Business Consultant, Former Principal of PricewaterhouseCoopers LLP Michael E. Wiley, Past Chairman and Chief Executive Officer of Baker Hughes Incorporated OFFICERS R. Scot Woodall, Chief Executive Officer and President Terry R. Barrett, Senior Vice President—Geosciences William M. Crawford, Senior Vice President—Treasury and Finance David R. Macosko, Senior Vice President—Accounting Troy L. Schindler, Senior Vice President—Operations William K. Stenzel, Senior Vice President—Corporate Development and Planning Kenneth A. Wonstolen, Senior Vice President—General Counsel Duane J. Zavadil, Senior Vice President—EH&S, Regulatory and Government Affairs Michelle Vion Choka, Vice President—Human Resources Jerry D. Vigil, Vice President—Information Technology CORPORATE INFORMATION Corporate Office 1099 18th St., Suite 2300 Denver, Colorado 80202 Telephone: 303-293-9100 Fax: 303-291-0420 www.billbarrettcorp.com Investor Relations Larry C. Busnardo Senior Director—Investor Relations lbusnardo@billbarrettcorp.com Annual Shareholders’ Meeting Our Annual Shareholder’s Meeting will be held At 8:30 a.m. (MDT) on Tuesday, May 16, 2017 Bill Barrett Corporation, Corporate Headquarters 1099 18th St., Suite 2300 Denver, CO 80202 Transfer Agent Computershare Trust Company, N.A. 211 Quality Circle, Suite 210 College Station, TX 77845 www.computershare.com/investor Independent Auditors Deloitte & Touche LLP Denver, Colorado Independent Reservoir Engineers Netherland, Sewell & Associates, Inc. Dallas, Texas DISCLOSURE STATEMENTS Please reference the accompanying Form 10-K for the year-ended December 31, 2016, as well as current reports on Form 8-K and quarterly reports on Form 10-Q, for further information regarding the following disclosures. SEC filings are posted to the Company’s website at www.billbarrettcorp.com. Forward-Looking Statements This report contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. A number of potential risks and uncertainties could cause actual results to differ materially from projections and expectations. Please see the “Cautionary Note Regarding Forward-Looking Statements” and “Risks Related to the Oil and Natural Gas Industry and our Business” in the accompanying 10-K. Non-GAAP Measures Non-GAAP measures included herein included Adjusted Earnings (Loss), Discretionary Cash Flow, Pre-Tax PV10, and General and Administrative Expenses before Long-Term Cash and Equity Incentive Compensation. These measures are included because management believes they are useful to investors in evaluating the Company’s operating performance. These measures are widely used in the oil and natural gas industry. Calculations of these measures may differ by company. Please refer to the Company’s fourth quarter and full year earnings releases dated March 2, 2017 and March 1, 2016 for reconciliations of these measures to the closes GAAP measure. ANNUAL REPORT 2016 Bill Barrett 2016 ARss 3/9/17 3:25 PM Page 1

Bill Barrett 2016 ARss 3/9/17 3:26 PM Page 3

FELLOW SHAREHOLDERS

Over the past several years, we transitioned our business portfolio from Rocky Mountain natural gas and exploration to an oil focused growth strategy with assets primarily concentrated in the Denver-Julesburg ("DJ") Basin of Colorado. This narrowed our operational footprint and positioned us within a top-tier, economic basin, while affording us a multi-year inventory of economic drilling locations providing significant growth opportunities in the coming years. In tandem with this endeavor, we significantly improved our financial position with an approximate 50% reduction in net long-term debt since 2012. This was primarily accomplished through the sale of non-core assets that were no longer considered to be pivotal components of our long-term strategy. Overall, this was a tremendous accomplishment that was achieved during a challenging commodity price environment.

When I wrote to you a year ago, West Texas Intermediate ("WTI") crude oil had bottomed near $26 per barrel, but was beginning to show the early signs of a recovery. As of today, oil is above $50 per barrel and demonstrating stability as analysts are calling for a more constructive fundamental outlook. As I look back at our accomplishments for 2016, I'm proud of the fact that our organization responded positively to the challenges we faced. We maintained a disciplined business approach, achieved tangible benefits from resetting our operating and corporate cost structure and preserved the flexibility of our capital structure. Furthermore, we generated best in class operating margins relative to our DJ Basin peers and were cash flow positive as capital spending was below cash flow from operations. We successfully navigated this period and have emerged a stronger company and in a better position to succeed going forward.

Our mantra for 2016 was to execute on the items within our control. This strategy served us well as we maintained positive operational momentum throughout the year and achieved numerous successes, including:

- ***Production sales volumes of 6.1 MMBoe, which were 11% above 2015 when excluding sales volumes associated with properties that were sold and despite capital expenditures being 66% below 2015 spending levels***
- ***Capital expenditures of $98 million were below cash flow from operations, a feat that was accomplished by very few companies during 2016***
- ***Extended reach lateral ("XRL") well costs averaged $4.25 million per well, a 24% improvement over wells drilled during the second half of 2015***
- ***Reduced lease operating expense per Boe by 29% as compared to 2015***
- ***Reduced cash general & administrative expense on a per Boe basis by 24% compared to 2015***
- ***Reduced DJ Basin oil price differentials versus the WTI price by 58% compared to 2015***
- ***Entered 2017 with a solid financial position consisting of $276 million of cash and an undrawn credit facility of $300 million***

Operationally, we continued to see consistent results across our acreage as we incorporated enhanced completion concepts that we believe will translate into improved well performance and recovery going forward. Based on current well cost assumptions, our XRL drilling program generates attractive economic returns in the current commodity price environment. We resumed our XRL drilling program during the third quarter of 2016 after taking a break for two quarters as oil prices bottomed. We recently announced the addition of a second drilling rig as we look to accelerate development of our DJ Basin asset. We are pursuing additional capital efficiency measures designed to improve well costs and further enhance economic returns. We believe that this is an effective strategy that will create value for our shareholders over the long term.

As we look at 2017, we plan to prudently allocate capital to our asset portfolio, while managing our liquidity and financial flexibility. We have established a capital budget range of $255-$285 million. Given the attractive economics and opportunity set that we possess, the bulk of our spending will be allocated to the DJ Basin. This will allow us to operate a two-rig program and drill approximately 70-75 gross wells. Importantly, the bulk of our acreage position is largely held by production, which allows us to maintain operational flexibility.

We entered 2017 with a meaningful cash position of $276 million and an undrawn credit facility of $300 million. Our balance sheet is protected by an underlying hedge portfolio covering approximately 60-65% of our 2017 oil production at a WTI price of approximately $59.00 per barrel.

In closing, I would like to commend our employees for their hard work and dedication during a challenging period. On behalf of the Board of Directors, we sincerely appreciate your investment and interest in Bill Barrett Corporation and I look forward to continued success in 2017 and in the years to come.

Sincerely,

R. Scot Woodall

R. SCOT WOODALL
Chief Executive Officer and President
April 4, 2017

OPERATING STATISTICS

Proved Reserves and Acreage	2016	2015	2014
Oil, MMBbls	31.1	55.5	83.8
Natural Gas, Bcf	76.2	98	154
NGLs, MMBbls	11.1	11.9	12.8
Oil Equivalents, MMBoe	55	84	122
Percent Developed	66%	48%	34%
Pre-Tax PV-10, millions	$ 329	$ 328	$ 1,484
Net Acreage, rounded	254,000	349,000	580,000
Production			
Oil, MMBbls	3.9	4.4	4.0
Natural Gas, Bcf	7.2	7.8	21.7
NGLs, MMBbls	1.0	0.9	1.5
Oil Equivalents, MMBoe	6.1	6.6	9.1
Average Daily Production, MBoe/d	16.6	18.1	25.0
Percent Oil	64%	67%	44%
Operating Statistics			
Capital Expenditures, millions	$ 98	$ 287	$ 569
Producing Wells, gross/net	431/287	536/315	768/462
Wells Drilled, gross/net	26/23	82/50	94/73
Lease Operating Expenses and Gathering, Transportation and Processing, per Boe	$ 4.97	$ 7.01	$ 10.51
Production Taxes, per Boe	$ 1.75	$ 1.85	$ 3.44
G&A, per Boe (including long-term cash and equity incentive compensation of $1.96, $1.64 and $1.25, per Boe, respectively)	$ 6.92	$ 8.17	$ 5.86
Depletion, Depreciation and Amortization, per Boe	$ 28.18	$ 31.14	$ 25.88
Average Realized Prices			
Oil Prices, including hedge effect, per Bbl	$ 62.56	$ 78.19	$ 79.51
Natural Gas, including hedge effect, per Mcf	$ 2.46	$ 3.75	$ 4.45
NGL Prices, including hedge effect, per Boe	$ 13.15	$ 12.16	$ 31.51
Combined, per Boe	$ 44.98	$ 58.27	$ 50.73